EXHIBIT 11

                            INDUSTRIAL HOLDINGS, INC.
                               EARNINGS PER SHARE
                  (thousands of dollars, except per share data)

                                                     YEAR ENDED DECEMBER 31
                                                -------------------------------
                                                  1998        1997       1996
                                                --------    --------    -------
Net income ..................................   $  6,008    $  4,798    $ 1,863
Distributions to shareholders ...............        (34)       (130)       (77)
                                                --------    --------    -------
Net income available to common shareholders .   $  5,974    $  4,668    $ 1,786
                                                ========    ========    =======
Basic earnings per share
   Weighted average common shares
       outstanding ..........................     12,289       9,778      7,349
                                                ========    ========    =======
   Basic earnings per share .................   $    .49    $    .48    $   .24
                                                ========    ========    =======
Net income ..................................   $  6,008    $  4,798    $ 1,863
Distributions to shareholders ...............        (34)       (130)       (77)
Interest on convertible debt ................         87        --         --
                                                --------    --------    -------
                                                $  6,061    $  4,668    $ 1,786
Diluted earnings per share
   Weighted average common
      shares outstanding ....................     12,289       9,778      7,349
   Shares issuable from assumed
     conversion of common stock
     options, warrants granted
     and convertible debentures .............        726         914        650
                                                --------    --------    -------
Weighted average common shares
   outstanding, as adjusted .................     13,015      10,692      7,999
                                                ========    ========    =======
Diluted earnings per share ..................   $    .47    $    .43    $   .22
                                                ========    ========    =======